SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  April 3, 2003
                Date of Report (date of earliest event reported)


                            CYPRESS BIOSCIENCE, INC.
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               (Exact name of Registrant as specified in charter)


         Delaware                      0-12943                  22-2389839
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      (State or other             (Commission File Number)   (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)



                         4350 Executive Drive, Suite 325
                           San Diego, California 92121
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (858) 452-2323



                                       N/A
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          (Former name or former address, if changed since last report)





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Item 5.    Other Events and Regulation FD Disclosure

     On April 3, 2003, Cypress Bioscience, Inc. ("Cypress") closed on a $10.3 million private placement to institutional and other accredited investors. The financing included 4,029,342 shares of common stock and warrants to purchase up to 1,007,333 shares of common stock for total proceeds of $10,320,158. The purchase price of each security, which is the combination of one share of common stock and 25% of a warrant, was priced at the market value of $2.56125, which represents the sum of the common stock closing bid price of March 24, 2003 of $2.53 and $0.03125, the imputed value of 25% of a warrant. Each warrant has an exercise price equal to 150% of $2.56125, or $3.84. With the close of the financing, Cypress has over 17 million shares of common stock outstanding. On April 7, 2003, Cypress issued the press release that is attached as Exhibit 99.1.


Item 7.     Financial Statements and Exhibits

       (a)      None

       (b)      None

       (c)      Exhibits

                99.1    Press Release issued on April 7, 2003 by Cypress.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CYPRESS BIOSCIENCE, INC.


                                              By:    /s/ Jay D. Kranzler
                                                 -------------------------------
                                                 Jay D. Kranzler
                                                 Chief Executive Officer and
                                                 Chairman of the Board


Date:    April 7, 2003




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                                INDEX TO EXHIBITS


     99.1 Press Release issued on April 7, 2003 by Cypress.


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